Exhibit 99.2
TechXpress, Inc.

December 31, 2013 and 2012

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of
TechXpress, Inc.

We have audited the accompanying balance sheets of TechXpress, Inc. (the “Company”) as of December 31, 2013 and 2012 and the related statements of operations, stockholder’s deficit and cash flows for the years then ended.  These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting.  Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting.  Accordingly, we express no such opinion.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2013 and 2012 and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern.  As discussed in Note 3 to the financial statements, the Company had an accumulated deficit at December 31, 2013.  These factors raise substantial doubt about the Company’s ability to continue as a going concern.  Management’s plans in regards to these matters are also described in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Li and Company, PC

Skillman, New Jersey
December 2, 2014

TechXpress, Inc.
Balance Sheets at
December 31, 2013 and 2012

	December 31, 2013	December 31, 2012

ASSETS
CURRENT ASSETS:
Cash	$25,083	$2,250
Interest receivable	314	7,285
Advances to related party	-	36,306
Inventory	6,000	6,000

Total current assets	31,397	51,841

PROPERTY, PLANT AND EQUIPMENT
Property, plant and equipment	398,307	370,443
Accumulated depreciation	(378,365)	(363,006)

Property, plant and equipment, net	19,942	7,437

OTHER ASSETS
Deposits	2,675	2,675
Note receivable - related party	79,755	72,470

Total other assets	82,430	75,145

Total assets	$133,769	$134,423

LIABILITIES AND STOCKHOLDER'S DEFICIT
CURRENT LIABILITIES:
Accounts payable	$94,694	$349,853
Unearned revenue	100,115	73,399
Accrued expenses	62,214	87,876
Notes payable	136,868	83,222

Total current liabilities	393,891	594,350

LONG TERM LIABILITIES:
Notes payable, net of current maturities	1,335,217	1,690,426

Total long term liabilites	1,335,217	1,690,426

Total liabilities	1,729,108	2,284,776

STOCKHOLDER'S DEFICIT:
Common stock no par value: 10,000,000 shares authorized;
1,000,000 shares issued and outstanding	1,000	1,000
Additional paid-in capital	47,000	47,000
Accumulated deficit	(1,643,339)	(2,198,353)

Total stockholder's deficit	(1,595,339)	(2,150,353)

Total liabilities and stockholder's deficit	$133,769	$134,423

See accompanying notes to financial statements.

TechXpress, Inc.
Statements of Operations
For the Year ended December 31,

	2013	2012

Net revenue	$1,698,708	$1,597,498

Cost of revenue	281,205	246,320

Gross margin	1,417,503	1,351,178

Operating expenses
Salaries and wages	780,729	857,802
General and administrative	237,240	196,853
Rent	62,837	80,445

Total operating expenses	1,080,806	1,135,100

Income from operations	336,697	216,078

OTHER (INCOME) EXPENSE:
Interest income	(2,622)	(270)
Debt settlement	(624,540)	-
Interest expense	100,711	160,176
Bad debt	162,631	-

Other (income) expense, net	(363,820)	159,906

Income before income tax provision	700,517	56,172

Income tax provision	-	-

Net Income	$700,517	$56,172

Earnings per share
- Basic and diluted:	$0.70	$0.06

Weighted average common shares outstanding
- basic and diluted	1,000,000	1,000,000

See accompanying notes to financial statements.

TechXpress, Inc.
Statement of Stockholder's Deficit
For the Years ended December 31, 2013 and 2012

	Common Stock No Par Value
	Number of Shares	Amount	Additional Paid-in Capital	Accumulated Deficit	Total Stockholder's Equity

Balance, December 31, 2011	1,000,000	$1,000	$47,000	$(2,198,353)	$(2,150,353)

Stockholder's distribution				(56,172)	(56,172)

Net income				56,172	56,172

Balance, December 31, 2012	1,000,000	1,000	47,000	(2,198,353)	(2,150,353)

Stockholder's distribution				(145,503)	(145,503)

Net income				700,517	700,517

Balance, December 31, 2013	1,000,000	$1,000	$47,000	$(1,643,339)	$(1,595,339)

See accompanying notes to financial statements.

TechXpress, Inc.
Statements of Cash Flows
for the Year ended December 31, 2013 and 2012

	For the Year	For the Year
	Ended	Ended
	December 31, 2013	December 31, 2012
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$700,517	$56,172

Adjustments to reconcile net income to net cash provided by operating activities
Depreciation	15,359	10,531
Debt settlement	(624,540)	-
Bad debt	162,631	-
Changes in operating assets and liabilities:
Accounts receivable	(162,631)	-
Interest receivable	(314)	(172)
Accounts payable	67,818	76,763
Unearned revenue	26,716	(46,938)
Accrued expenses	(25,662)	1,463

NET CASH PROVIDED BY OPERATING ACTIVITIES	159,894	97,819

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property, plant and equipment	(27,864)	(7,612)

NET CASH USED IN INVESTING ACTIVITIES	(27,864)	(7,612)

CASH FLOWS FROM FINANCING ACTIVITIES:
Distribution to stockholder	(145,503)	(56,172)
Repayment from (advances to) related party	36,306	(36,306)
Proceeds from issuance of note payable	-	(7,716)

NET CASH USED IN FINANCING ACTIVITIES	(109,197)	(100,194)

NET CHANGE IN CASH	22,833	(9,987)

Cash at beginning of year	2,250	12,237

Cash at end of year	$25,083	$2,250

NON-CASH INVESTING AND FINANCING ACTIVITIES:
Interest receivable converted to note receivable - related party	$7,285	$-

See accompanying notes to financial statements.

TechXpress, Inc.
December 31, 2013 and 2012
Notes to the Financial Statements

Note 1 – Organization and Operations

TechXpress, Inc.

TechXpress, Inc. (the Company) provides full-service IT management to organization with approximately 10 to 100 computer users. The Company also provides eCommerce solutions, including designing, developing, and hosting eCommerce websites.

The Company was found in 1999 in San Luis Obispo, California and was incorporated under the laws of the State of California in 2003 as an S corporation authorized to issue 10,000,000 shares of common stock.

Note 2 – Summary of Significant Accounting Policies

The Management of the Company is responsible for the selection and use of appropriate accounting policies and the appropriateness of accounting policies and their application.  Critical accounting policies and practices are those that are both most important to the portrayal of the Company’s financial condition and results and require management’s most difficult, subjective, or complex judgments, often as a result of the need to make estimates about the effects of matters that are inherently uncertain. The Company’s significant and critical accounting policies and practices are disclosed below as required by generally accepted accounting principles.

Basis of Presentation

The Company’s financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”).

Use of Estimates and Assumptions and Critical Accounting Estimates and Assumptions

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reporting amounts of revenues and expenses during the reporting period.

Critical accounting estimates are estimates for which (a) the nature of the estimate is material due to the levels of subjectivity and judgment necessary to account for highly uncertain matters or the susceptibility of such matters to change and (b) the impact of the estimate on financial condition or operating performance is material. The Company’s critical accounting estimate(s) and assumption(s) affecting the financial statements were:

(i)
Assumption as a going concern: Management assumes that the Company will continue as a going concern, which contemplates continuity of operations, realization of assets, and liquidation of liabilities in the normal course of business.

(ii)
Fair value of long-lived assets: Fair value is generally determined using the asset’s expected future discounted cash flows or market value, if readily determinable.  If long-lived assets are determined to be recoverable, but the newly determined remaining estimated useful lives are shorter than originally estimated, the net book values of the long-lived assets are depreciated over the newly determined remaining estimated useful lives. The Company considers the following to be some examples of important indicators that may trigger an impairment review: (i) significant under-performance or losses of assets relative to expected historical or projected future operating results; (ii) significant changes in the manner or use of assets or in the Company’s overall strategy with respect to the manner or use of the acquired assets or changes in the Company’s overall business strategy; (iii) significant negative industry or economic trends; (iv) increased competitive pressures; (v) a significant decline in the Company’s stock price for a sustained period of time; and (vi) regulatory changes.  The Company evaluates acquired assets for potential impairment indicators at least annually and more frequently upon the occurrence of such events.

(iii)
Valuation allowance for deferred tax assets: Management assumes that the realization of the Company’s net deferred tax assets resulting from its net operating loss (“NOL”) carry–forwards for Federal income tax purposes that may be offset against future taxable income was not considered more likely than not and accordingly, the potential tax benefits of the net loss carry-forwards are offset by a full valuation allowance. Management made this assumption based on (a) the Company has incurred recurring losses, (b) general economic conditions, and (c) its ability to raise additional funds to support its daily operations by way of a public or private offering, among other factors.

These significant accounting estimates or assumptions bear the risk of change due to the fact that there are uncertainties attached to these estimates or assumptions, and certain estimates or assumptions are difficult to measure or value.

Management bases its estimates on historical experience and on various assumptions that are believed to be reasonable in relation to the financial statements taken as a whole under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources.

Management regularly evaluates the key factors and assumptions used to develop the estimates utilizing currently available information, changes in facts and circumstances, historical experience and reasonable assumptions. After such evaluations, if deemed appropriate, those estimates are adjusted accordingly.

Actual results could differ from those estimates.

Fair Value of Financial Instruments

The Company follows paragraph 825-10-50-10 of the FASB Accounting Standards Codification for disclosures about fair value of its financial instruments and paragraph 820-10-35-37 of the FASB Accounting Standards Codification (“Paragraph 820-10-35-37”) to measure the fair value of its financial instruments. Paragraph 820-10-35-37 establishes a framework for measuring fair value in generally accepted accounting principles (GAAP), and expands disclosures about fair value measurements. To increase consistency and comparability in fair value measurements and related disclosures, Paragraph 820-10-35-37 establishes a fair value hierarchy which prioritizes the inputs to valuation techniques used to measure fair value into three (3) broad levels.  The fair value hierarchy gives the highest priority to quoted prices (unadjusted) in active markets for identical assets or liabilities and the lowest priority to unobservable inputs.  The three (3) levels of fair value hierarchy defined by Paragraph 820-10-35-37 are described below:

Level 1	Quoted market prices available in active markets for identical assets or liabilities as of the reporting date.

Level 2	Pricing inputs other than quoted prices in active markets included in Level 1, which are either directly or indirectly observable as of the reporting date.

Level 3	Pricing inputs that are generally observable inputs and not corroborated by market data.

Financial assets are considered Level 3 when their fair values are determined using pricing models, discounted cash flow methodologies or similar techniques and at least one significant model assumption or input is unobservable.

The fair value hierarchy gives the highest priority to quoted prices (unadjusted) in active markets for identical assets or liabilities and the lowest priority to unobservable inputs.  If the inputs used to measure the financial assets and liabilities fall within more than one level described above, the categorization is based on the lowest level input that is significant to the fair value measurement of the instrument.

The carrying amounts of the Company’s financial assets and liabilities, such as cash, interest receivable, accounts payable, unearned revenue and accrued expenses approximate their fair values because of the short maturity of these instruments.

The Company’s note payable approximates the fair value of such instrument based upon management’s best estimate of interest rates that would be available to the Company for similar financial arrangements at December 31, 2013 and 2012.

Transactions involving related parties cannot be presumed to be carried out on an arm's-length basis, as the requisite conditions of competitive, free-market dealings may not exist. Representations about transactions with related parties, if made, shall not imply that the related party transactions were consummated on terms equivalent to those that prevail in arm's-length transactions unless such representations can be substantiated.

Carrying Value, Recoverability and Impairment of Long-Lived Assets

The Company has adopted Section 360-10-35 of the FASB Accounting Standards Codification for its long-lived assets. Pursuant to ASC Paragraph 360-10-35-17 an impairment loss shall be recognized only if the carrying amount of a long-lived asset (asset group) is not recoverable and exceeds its fair value. The carrying amount of a long-lived asset (asset group) is not recoverable if it exceeds the sum of the undiscounted cash flows expected to result from the use and eventual disposition of the asset (asset group). That assessment shall be based on the carrying amount of the asset (asset group) at the date it is tested for recoverability. An impairment loss shall be measured as the amount by which the carrying amount of a long-lived asset (asset group) exceeds its fair value. Pursuant to ASC Paragraph 360-10-35-20 if an impairment loss is recognized, the adjusted carrying amount of a long-lived asset shall be its new cost basis. For a depreciable long-lived asset, the new cost basis shall be depreciated (amortized) over the remaining useful life of that asset. Restoration of a previously recognized impairment loss is prohibited.

Pursuant to ASC Paragraph 360-10-35-21 the Company’s long-lived asset (asset group) is tested for recoverability whenever events or changes in circumstances indicate that its carrying amount may not be recoverable. The Company considers the following to be some examples of such events or changes in circumstances that may trigger an impairment review: (a) significant decrease in the market price of a long-lived asset (asset group); (b) A significant adverse change in the extent or manner in which a long-lived asset (asset group) is being used or in its physical condition; (c) A significant adverse change in legal factors or in the business climate that could affect the value of a long-lived asset (asset group), including an adverse action or assessment by a regulator; (d) An accumulation of costs significantly in excess of the amount originally expected for the acquisition or construction of a long-lived asset (asset group); (e) A current-period operating or cash flow loss combined with a history of operating or cash flow losses or a projection or forecast that demonstrates continuing losses associated with the use of a long-lived asset (asset group); and (f) A current expectation that, more likely than not, a long-lived asset (asset group) will be sold or otherwise disposed of significantly before the end of its previously estimated useful life. The Company tests its long-lived assets for potential impairment indicators at least annually and more frequently upon the occurrence of such events.

Pursuant to ASC Paragraphs 360-10-45-4 and 360-10-45-5 an impairment loss recognized for a long-lived asset (asset group) to be held and used shall be included in income from continuing operations before income taxes in the income statement of a business entity. If a subtotal such as income from operations is presented, it shall include the amount of that loss. A gain or loss recognized on the sale of a long-lived asset (disposal group) that is not a component of an entity shall be included in income from continuing operations before income taxes in the income statement of a business entity. If a subtotal such as income from operations is presented, it shall include the amounts of those gains or losses.

Cash Equivalents

The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents.

Accounts Receivable and Allowance for Doubtful Accounts

Accounts receivable are recorded at the invoiced amount, net of an allowance for doubtful accounts. The Company follows paragraph 310-10-50-9 of the FASB Accounting Standards Codification to estimate the allowance for doubtful accounts. The Company performs on-going credit evaluations of its customers and adjusts credit limits based upon payment history and the customer’s current credit worthiness, as determined by the review of their current credit information; and determines the allowance for doubtful accounts based on historical write-off experience, customer specific facts and general economic conditions that may affect a client’s ability to pay.

Pursuant to paragraph 310-10-50-2 of the FASB Accounting Standards Codification account balances are charged off against the allowance after all means of collection have been exhausted and the potential for recovery is considered remote.  The Company has adopted paragraph 310-10-50-6 of the FASB Accounting Standards Codification and determine when receivables are past due or delinquent based on how recently payments have been received.

Outstanding account balances are reviewed individually for collectability.  The allowance for doubtful accounts is the Company’s best estimate of the amount of probable credit losses in the Company’s existing accounts receivable. Bad debt expense is included in general and administrative expenses, if any.

Bad debt expense was $162,631 and $0 for the year ended December 31, 2013 and 2012, respectively.

The Company does not have any off-balance-sheet credit exposure to its customers at December 31, 2013 or 2012.

Inventory:

Inventory is stated at the lower of cost or market value. Valuation is determined using an average cost method.

Property and Equipment

Property and equipment are recorded at cost.  Expenditures for major additions and betterments are capitalized.  Maintenance and repairs are charged to operations as incurred.  Depreciation of property, plant and equipment is computed by the straight-line method (after taking into account their respective estimated residual values) over the estimated useful lives of the respective assets as follows:

Estimated Useful Life (Years)

Leasehold improvement (*)	15-39

Property and equipment	5-7

Software	3-5

(*) Amortized on a straight-line basis over the term of the lease or the estimated useful lives, whichever is shorter.

Upon sale or retirement, the related cost and accumulated depreciation are removed from the accounts and any gain or loss is reflected in the statements of operations.

Leases

Lease agreements are evaluated to determine whether they are capital leases or operating leases in accordance with paragraph 840-10-25-1 of the FASB Accounting Standards Codification (“Paragraph 840-10-25-1”).  Pursuant to Paragraph 840-10-25-1 A lessee and a lessor shall consider whether a lease meets any of the following four criteria as part of classifying the lease at its inception under the guidance in the Lessees Subsection of this Section (for the lessee) and the Lessors Subsection of this Section (for the lessor): a. Transfer of ownership.  The lease transfers ownership of the property to the lessee by the end of the lease term. This criterion is met in situations in which the lease agreement provides for the transfer of title at or shortly after the end of the lease term in exchange for the payment of a nominal fee, for example, the minimum required by statutory regulation to transfer title. b. Bargain purchase option. The lease contains a bargain purchase option. c. Lease term. The lease term is equal to 75 percent or more of the estimated economic life of the leased property. d. Minimum lease payments. The present value at the beginning of the lease term of the minimum lease payments, excluding that portion of the payments representing executory costs such as insurance, maintenance, and taxes to be paid by the lessor, including any profit thereon, equals or exceeds 90 percent of the excess of the fair value of the leased property to the lessor at lease inception over any related investment tax credit retained by the lessor and expected to be realized by the lessor.

In accordance with paragraphs 840-10-25-29 and 840-10-25-30, if at its inception a lease meets any of the four lease classification criteria in Paragraph 840-10-25-1, the lease shall be classified by the lessee as a capital lease; and if none of the four criteria in Paragraph 840-10-25-1 are met, the lease shall be classified by the lessee as an operating lease. Pursuant to Paragraph 840-10-25-31 a lessee shall compute the present value of the minimum lease payments using the lessee's incremental borrowing rate unless both of the following conditions are met, in which circumstance the lessee shall use the implicit rate: a. It is practicable for the lessee to learn the implicit rate computed by the lessor. b. The implicit rate computed by the lessor is less than the lessee's incremental borrowing rate.  Capital lease assets are depreciated on a straight line method, over the capital lease assets estimated useful lives consistent with the Company’s normal depreciation policy for tangible fixed assets.  Interest charges are expensed over the period of the lease in relation to the carrying value of the capital lease obligation.

Operating leases primarily relate to the Company’s leases of office spaces.  When the terms of an operating lease include tenant improvement allowances, periods of free rent, rent concessions, and/or rent escalation amounts, the Company establishes a deferred rent liability for the difference between the scheduled rent payment and the straight-line rent expense recognized, which is amortized over the underlying lease term on a straight-line basis as a reduction of rent expense.

Related Parties

The Company follows subtopic 850-10 of the FASB Accounting Standards Codification for the identification of related parties and disclosure of related party transactions.

Pursuant to section 850-10-20 the related parties include a) affiliates (“Affiliate” means, with respect to any specified Person, any other Person that, directly or indirectly through one or more intermediaries, controls, is controlled by or is under common control with such Person, as such terms are used in and construed under Rule 405 under the Securities Act) of the Company; b) entities for which investments in their equity securities would be required, absent the election of the fair value option under the Fair Value Option Subsection of section 825–10–15, to be accounted for by the equity method by the investing entity; c) trusts for the benefit of employees, such as pension and profit-sharing trusts that are managed by or under the trusteeship of management; d) principal owners of the Company; e) management of the Company; f) other parties with which the Company may deal if one party controls or can significantly influence the management or operating policies of the other to an extent that one of the transacting parties might be prevented from fully pursuing its own separate interests; and g.  other parties that can significantly influence the management or operating policies of the transacting parties or that have an ownership interest in one of the transacting parties and can significantly influence the other to an extent that one or more of the transacting parties might be prevented from fully pursuing its own separate interests.

The financial statements shall include disclosures of material related party transactions, other than compensation arrangements, expense allowances, and other similar items in the ordinary course of business. However, disclosure of transactions that are eliminated in the preparation of consolidated or combined financial statements is not required in those statements. The disclosures shall include:  a) the nature of the relationship(s) involved; b) a description of the transactions, including transactions to which no amounts or nominal amounts were ascribed, for each of the periods for which income statements are presented, and such other information deemed necessary to an understanding of the effects of the transactions on the financial statements; c) the dollar amounts of transactions for each of the periods for which income statements are presented and the effects of any change in the method of establishing the terms from that used in the preceding period; and d) amounts due from or to related parties as of the date of each balance sheet presented and, if not otherwise apparent, the terms and manner of settlement.

Commitments and Contingencies

The Company follows subtopic 450-20 of the FASB Accounting Standards Codification to report accounting for contingencies. Certain conditions may exist as of the date the consolidated financial statements are issued, which may result in a loss to the Company but which will only be resolved when one or more future events occur or fail to occur.  The Company assesses such contingent liabilities, and such assessment inherently involves an exercise of judgment.  In assessing loss contingencies related to legal proceedings that are pending against the Company or un-asserted claims that may result in such proceedings, the Company evaluates the perceived merits of any legal proceedings or un-asserted claims as well as the perceived merits of the amount of relief sought or expected to be sought therein.

If the assessment of a contingency indicates that it is probable that a material loss has been incurred and the amount of the liability can be estimated, then the estimated liability would be accrued in the Company’s consolidated financial statements.  If the assessment indicates that a potentially material loss contingency is not probable but is reasonably possible, or is probable but cannot be estimated, then the nature of the contingent liability, and an estimate of the range of possible losses, if determinable and material, would be disclosed.

Loss contingencies considered remote are generally not disclosed unless they involve guarantees, in which case the guarantees would be disclosed.

Revenue Recognition

The Company applies paragraph 605-10-S99-1 of the FASB Accounting Standards Codification for revenue recognition.  The Company recognizes revenue when it is realized or realizable and earned.  The Company considers revenue realized or realizable and earned when all of the following criteria are met: (i) persuasive evidence of an arrangement exists, (ii) the product has been shipped or the services have been rendered to the customer, (iii) the sales price is fixed or determinable, and (iv) collectability is reasonably assured.  In addition to the aforementioned general policy, the following is the specific revenue recognition policy for revenue:

Revenue, derived from both IT management services and web services provided, is recognized at the time the service is provided.  For amount paid in advance before the service has been provided, balances are deferred until the revenue recognition criteria has been met.  These amounts are recorded to Unearned Revenue on the balance sheet and represent both prepaid IT service revenue and prepaid web services revenue.

Deferred Tax Assets and Income Taxes Provision

The Company adopted the provisions of paragraph 740-10-25-13 of the FASB Accounting Standards Codification. Paragraph 740-10-25-13.addresses the determination of whether tax benefits claimed or expected to be claimed on a tax return should be recorded in the financial statements.  Under paragraph 740-10-25-13, the Company may recognize the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position.  The tax benefits recognized in the financial statements from such a position should be measured based on the largest benefit that has a greater than fifty percent (50%) likelihood of being realized upon ultimate settlement.  Paragraph 740-10-25-13 also provides guidance on de-recognition, classification, interest and penalties on income taxes, accounting in interim periods and requires increased disclosures.  The Company had no material adjustments to its liabilities for unrecognized income tax benefits according to the provisions of paragraph 740-10-25-13.

The estimated future tax effects of temporary differences between the tax basis of assets and liabilities are reported in the accompanying consolidated balance sheets, as well as tax credit carry-backs and carry-forwards. The Company periodically reviews the recoverability of deferred tax assets recorded on its consolidated balance sheets and provides valuation allowances as management deems necessary.

Management makes judgments as to the interpretation of the tax laws that might be challenged upon an audit and cause changes to previous estimates of tax liability. In addition, the Company operates within multiple taxing jurisdictions and is subject to audit in these jurisdictions. In management’s opinion, adequate provisions for income taxes have been made for all years. If actual taxable income by tax jurisdiction varies from estimates, additional allowances or reversals of reserves may be necessary.

Tax years that remain subject to examination by major tax jurisdictions

The Company discloses tax years that remain subject to examination by major tax jurisdictions pursuant to the ASC Paragraph 740-10-50-15.

Earnings per Share

Earnings Per Share is the amount of earnings attributable to each share of common stock. For convenience, the term is used to refer to either earnings or loss per share.  Earnings per share ("EPS") is computed pursuant to section 260-10-45 of the FASB Accounting Standards Codification.  Pursuant to ASC Paragraphs 260-10-45-10 through 260-10-45-16 Basic EPS shall be computed by dividing income available to common stockholders (the numerator) by the weighted-average number of common shares outstanding (the denominator) during the period.  Income available to common stockholders shall be computed by deducting both the dividends declared in the period on preferred stock (whether or not paid) and the dividends accumulated for the period on cumulative preferred stock (whether or not earned) from income from continuing operations (if that amount appears in the income statement) and also from net income.  The computation of diluted EPS is similar to the computation of basic EPS except that the denominator is increased to include the number of additional common shares that would have been outstanding if the dilutive potential common shares had been issued during the period to reflect the potential dilution that could occur from common shares issuable through contingent shares issuance arrangement, stock options or warrants.

Pursuant to ASC Paragraphs 260-10-45-45-21 through 260-10-45-45-23 Diluted EPS shall be based on the most advantageous conversion rate or exercise price from the standpoint of the security holder. The dilutive effect of outstanding call options and warrants (and their equivalents) issued by the reporting entity shall be reflected in diluted EPS by application of the treasury stock method unless the provisions of paragraphs 260-10-45-35 through 45-36 and 260-10-55-8 through 55-11 require that another method be applied. Equivalents of options and warrants include non-vested stock granted to employees, stock purchase contracts, and partially paid stock subscriptions (see paragraph 260–10–55–23). Anti-dilutive contracts, such as purchased put options and purchased call options, shall be excluded from diluted EPS.  Under the treasury stock method: a. Exercise of options and warrants shall be assumed at the beginning of the period (or at time of issuance, if later) and common shares shall be assumed to be issued. b. The proceeds from exercise shall be assumed to be used to purchase common stock at the average market price during the period. (See paragraphs 260-10-45-29 and 260-10-55-4 through 55-5.) c. The incremental shares (the difference between the number of shares assumed issued and the number of shares assumed purchased) shall be included in the denominator of the diluted EPS computation.

There were no potentially outstanding dilutive shares for the reporting period ended December 31, 2013 and 2012.

Cash Flows Reporting

The Company adopted paragraph 230-10-45-24 of the FASB Accounting Standards Codification for cash flows reporting, classifies cash receipts and payments according to whether they stem from operating, investing, or financing activities and provides definitions of each category, and uses the indirect or reconciliation method (“Indirect method”) as defined by paragraph 230-10-45-25 of the FASB Accounting Standards Codification to report net cash flow from operating activities by adjusting net income to reconcile it to net cash flow from operating activities by removing the effects of (a) all deferrals of past operating cash receipts and payments and all accruals of expected future operating cash receipts and payments and (b) all items that are included in net income that do not affect operating cash receipts and payments.  The Company reports the reporting currency equivalent of foreign currency cash flows, using the current exchange rate at the time of the cash flows and the effect of exchange rate changes on cash held in foreign currencies is reported as a separate item in the reconciliation of beginning and ending balances of cash and cash equivalents and separately provides information about investing and financing activities not resulting in cash receipts or payments in the period pursuant to paragraph 830-230-45-1 of the FASB Accounting Standards Codification.

Subsequent Events

The Company follows the guidance in Section 855-10-50 of the FASB Accounting Standards Codification for the disclosure of subsequent events. The Company will evaluate subsequent events through the date when the financial statements were issued.  Pursuant to ASU 2010-09 of the FASB Accounting Standards Codification, the Company as an SEC filer considers its financial statements issued when they are widely distributed to users, such as through filing them on EDGAR.

Recently Issued Accounting Pronouncements

In May 2014, the FASB issued the FASB Accounting Standards Update No. 2014-09 “Revenue from Contracts with Customers (Topic 606)” (“ASU 2014-09”).

This guidance amends the existing FASB Accounting Standards Codification, creating a new Topic 606, Revenue from Contracts with Customer. The core principle of the guidance is that an entity should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services.

To achieve that core principle, an entity should apply the following steps:

1.	Identify the contract(s) with the customer
2.	Identify the performance obligations in the contract
3.	Determine the transaction price
4.	Allocate the transaction price to the performance obligations in the contract
5.	Recognize revenue when (or as) the entity satisfies a performance obligations

The ASU also provides guidance on disclosures that should be provided to enable financial statement users to understand the nature, amount, timing, and uncertainty of revenue recognition and cash flows arising from contracts with customers.  Qualitative and quantitative information is required about the following:

1.
Contracts with customers – including revenue and impairments recognized, disaggregation of revenue, and information about contract balances and performance obligations (including the transaction price allocated to the remaining performance obligations)

2.
Significant judgments and changes in judgments – determining the timing of satisfaction of performance obligations (over time or at a point in time), and determining the transaction price and amounts allocated to performance obligations

3.	Assets recognized from the costs to obtain or fulfill a contract.

ASU 2014-09 is effective for periods beginning after December 15, 2016, including interim reporting periods within that reporting period for all public entities.  Early application is not permitted.

In June 2014, the FASB issued the FASB Accounting Standards Update No. 2014-12 “Compensation—Stock Compensation (Topic 718): Accounting for Share-Based Payments When the Terms of an Award Provide That a Performance Target Could Be Achieved after the Requisite Service Period” (“ASU 2014-12”).

The amendments clarify the proper method of accounting for share-based payments when the terms of an award provide that a performance target could be achieved after the requisite service period.  The Update requires that a performance target that affects vesting and that could be achieved after the requisite service period be treated as a performance condition. The performance target should not be reflected in estimating the grant-date fair value of the award. Compensation cost should be recognized in the period in which it becomes probable that the performance target will be achieved and should represent the compensation cost attributable to the period(s) for which the requisite service has already been rendered.

The amendments in this Update are effective for annual periods and interim periods within those annual periods beginning after December 15, 2015. Earlier adoption is permitted.

In August 2014, the FASB issued the FASB Accounting Standards Update No. 2014-15 “Presentation of Financial Statements—Going Concern (Subtopic 205-40): Disclosure of Uncertainties about an Entity’s Ability to Continue as a Going Concern (“ASU 2014-15”).

In connection with preparing financial statements for each annual and interim reporting period, an entity’s management should evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about the entity’s ability to continue as a going concern within one year after the date that the financial statements are issued (or within one year after the date that the financial statements are available to be issued when applicable). Management’s evaluation should be based on relevant conditions and events that are known and reasonably knowable at the date that the financial statements are issued (or at the date that the financial statements are available to be issued when applicable). Substantial doubt about an entity’s ability to continue as a going concern exists when relevant conditions and events, considered in the aggregate, indicate that it is probable that the entity will be unable to meet its obligations as they become due within one year after the date that the financial statements are issued (or available to be issued). The term probable is used consistently with its use in Topic 450, Contingencies.

When management identifies conditions or events that raise substantial doubt about an entity’s ability to continue as a going concern, management should consider whether its plans that are intended to mitigate those relevant conditions or events will alleviate the substantial doubt. The mitigating effect of management’s plans should be considered only to the extent that (1) it is probable that the plans will be effectively implemented and, if so, (2) it is probable that the plans will mitigate the conditions or events that raise substantial doubt about the entity’s ability to continue as a going concern.

If conditions or events raise substantial doubt about an entity’s ability to continue as a going concern, but the substantial doubt is alleviated as a result of consideration of management’s plans, the entity should disclose information that enables users of the financial statements to understand all of the following (or refer to similar information disclosed elsewhere in the footnotes):

a.	Principal conditions or events that raised substantial doubt about the entity’s ability to continue as a going concern (before consideration of management’s plans)
b.	Management’s evaluation of the significance of those conditions or events in relation to the entity’s ability to meet its obligations
c.	Management’s plans that alleviated substantial doubt about the entity’s ability to continue as a going concern.

If conditions or events raise substantial doubt about an entity’s ability to continue as a going concern, and substantial doubt is not alleviated after consideration of management’s plans, an entity should include a statement in the footnotes indicating that there is substantial doubt about the entity’s ability to continue as a going concern within one year after the date that the financial statements are issued (or available to be issued). Additionally, the entity should disclose information that enables users of the financial statements to understand all of the following:

a.	Principal conditions or events that raise substantial doubt about the entity’s ability to continue as a going concern
b.	Management’s evaluation of the significance of those conditions or events in relation to the entity’s ability to meet its obligations
c.	Management’s plans that are intended to mitigate the conditions or events that raise substantial doubt about the entity’s ability to continue as a going concern.

The amendments in this Update are effective for the annual period ending after December 15, 2016, and for annual periods and interim periods thereafter. Early application is permitted.

Management does not believe that any recently issued, but not yet effective accounting pronouncements, if adopted, would have a material effect on the accompanying consolidated financial statements.

Note 3 – Going Concern

The Company has elected to adopt early application of Accounting Standards Update No. 2014-15, “Presentation of Financial Statements—Going Concern (Subtopic 205-40): Disclosure of Uncertainties about an Entity’s Ability to Continue as a Going Concern (“ASU 2014-15”).

The financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates continuity of operations, realization of assets, and liquidation of liabilities in the normal course of business.

As reflected in the financial statements, the Company had an accumulated deficit at December 31, 2013. These factors raise substantial doubt about the Company’s ability to continue as a going concern.

The Company is attempting to further implement its business plan and generate sufficient revenue; however, the Company’s cash position may not be sufficient to support its daily operations.  While the Company believes in the viability of its strategy to further implement its business plan and generate sufficient revenue and in its ability to raise additional funds by way of a public or private offering, there can be no assurances to that effect.  The ability of the Company to continue as a going concern is dependent upon its ability to further implement its business plan and generate sufficient revenue and its ability to raise additional funds by way of a public or private offering.

The financial statements do not include any adjustments related to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

Note 4 – Property, Plant and Equipment

Property, plant and equipment, stated at cost, less accumulated depreciation consisted of the following:

	Estimated Useful Life (Years)	December 31, 2013	December 31, 2012

Buildings and leasehold improvements	15-39	$23,296	$7,982

Property and equipment	5-7	307,121	296,451

Software	3-5	67,890	66,000

		398,307	370,433

Less accumulated depreciation (i)		(378,365)	(363,006)

		$19,942	$7,437

(i)	Depreciation expense

Depreciation expense was $15,359 and $10,531 for the reporting period ended December 31, 2013 and 2012, respectively.

(ii)	Impairment

The Company completed the annual impairment test of office equipment and determined that there was no impairment as the fair value of office equipment exceeded their carrying values at December 31, 2013.

Note 5 – Notes Payable

Investor Loans

The Company has notes payable to various investors. All of the loans were refinanced or renegotiated in 2013, with a portion of the balance being written off. During the year ended December 31, 2013, the Company recorded $624,540 to other income related to debt settlement.

The investor loans had the following terms and conditions as of December 31, 2013:

● 10 year maturities, due in 2023
● Interest at 6% per annum
● Monthly principal and interest payments due

Investor loans consisted of the following:
	December 31, 2013	December 31, 2012

On August 28, 2013 the Company renegotiated a debt and issued a promissory note to a third party to memorialize (i) the settlement of former debt with a new principal amount of $50,000 and (ii) the terms of note. Pursuant to the terms, the note accrues simple interest of 6% per annum until the note is fully repaid. Interest has been computed as of the date of the note and monthly payments are due on the last day of each month. The note is due on August 1, 2023.	$49,728	$50,000

On August 28, 2013 the Company renegotiated a debt and issued a promissory note to a third party to memorialize (i) the settlement of former debt with a new principal amount of $50,000 and (ii) the terms of note. Pursuant to the terms, the note accrues simple interest of 6% per annum until the note is fully repaid. Interest has been computed as of the date of the note and monthly payments are due on the last day of each month. The note is due on August 1, 2023.	48,770	64,899

On August 28, 2013 the Company renegotiated a debt and issued a promissory note to a third party to memorialize (i) the settlement of former debt with a new principal amount of $100,000 and (ii) the terms of note. Pursuant to the terms, the note accrues simple interest of 6% per annum until the note is fully repaid. Interest has been computed as of the date of the note and monthly payments are due on the last day of each month. The note is due on August 1, 2023.	99,457	100,000

On September 27, 2013 the Company renegotiated a debt and issued a promissory note to a third party to memorialize (i) the settlement of former debt with a new principal amount of $300,000 and (ii) the terms of note. Pursuant to the terms, the note accrues simple interest of 6% per annum until the note is fully repaid. Interest has been computed as of the date of the note and monthly payments are due on the last day of each month. The note is due on September 1, 2023.	298,780	300,000

On September 23, 2013 the Company renegotiated a debt and issued a promissory note to a third party to memorialize (i) the settlement of former debt with a new principal amount of $200,000 and (ii) the terms of note. Pursuant to the terms, the note accrues simple interest of 6% per annum until the note is fully repaid. Interest has been computed as of the date of the note and monthly payments are due on the last day of each month. The note is due on September 1, 2023.	199,187	426,687

On August 1, 2013 the Company renegotiated a debt and issued a promissory note to a third party to memorialize (i) the settlement of former debt with a new principal amount of $40,000 and (ii) the terms of note. Pursuant to the terms, the note accrues simple interest of 6% per annum until the note is fully repaid. Interest has been computed as of the date of the note and monthly payments are due on the last day of each month. The note is due on July 1, 2023.	38,767	98,850

On January 7, 2008, the Company issued a promissory note to a third party to memorialize (i) the receipt of the funds in the amount of $30,000 and (ii) the terms of note. Pursuant to the terms, the note accrues simple interest of 17% per annum until the note is fully repaid. Interest has been computed as of the date of the note. The note is due on January 11, 2009 and currently overdue.	15,409	20,148

On January 11, 2008, the Company issued a promissory note to a third party to memorialize (i) the receipt of the funds in the amount of $10,000 and (ii) the terms of note. Pursuant to the terms, the note accrues simple interest of 17% per annum until the note is fully repaid. Interest has been computed as of the date of the note. The note is due on January 11, 2011 and currently overdue.	10,000	10,000

	$760,098	$1,070,584

The total investor loan balance at December 31, 2013 and 2012 was $760,098 and $1,070,584, respectively. Subsequent to the year-ended December 31, 2013, all of the loans were settled or paid off in-full during 2014, as part of the sale of the business (as discussed in Note 10).

CNB SBA Loans

On September 18, 2003, the Company executed a note for an original amount of $80,000 with a bank through the United States Small Business Administration ("SBA") with the following terms and conditions:

●	Original maturity was September 2010 (seven years from disbursement date); maturity amended to April 2014 in 2009.
●	Interest at the Wall Street Journal Prime Rate plus 2.75% per annum; and
●	Monthly principal and interest payments due.

On January 28, 2004, the Company executed a note for an original amount of $30,000 with a bank through the United States Small Business Administration ("SBA") with the following terms and conditions:

●	Maturity of January 2014 (ten years from disbursement date);
●	Interest at the Wall Street Journal Prime Rate plus 2.75% per annum; and
●	Monthly principal and interest payments due.

On April 25, 2005, the Company executed a note for an original amount of $200,000 with a bank through the United States Small Business Administration ("SBA") with the following terms and conditions:

●	Original maturity in April 2015 (ten years from disbursement date); maturity amended to April 2020 in 2010.
●	Interest at the Wall Street Journal Prime Rate plus 2.5% per annum; and
●	Monthly principal and interest payments due.

As of December 31, 2013 and 2012, the balances on the bank CNB SBA loans totaled $154,631 and $149,081, respectively.   Subsequent to the year-ended December 31, 2013, all of the loans were settled and paid off in-full during 2014, as part of the sale of the business (as discussed in Note 10). The bank accepted a settlement payment of $108,000 from the Company on September 5, 2014 to remove all liability due to the bank, with the remaining balance being covered by the SBA Guaranty.

Union Bank (previously Santa Barbara Bank and Trust) Line of Credit

In 2007, the Company executed a line of credit loan agreement allowing for borrowings up to $100,000 with a bank with the following terms and conditions:

●	Interest at the Wall Street Journal Prime Rate plus 2.5% per annum; and
●	Monthly minimum payments of 1% of the unpaid principal balance plus interest due, with the entire unpaid balance due upon the termination date.

In 2012, a repayment agreement was entered into with the bank for payments of $250 per month, which were subsequently increased to $400 per month.  As of December 31, 2013 and 2012, the balances on the line of credit loan totaled $70,631 and $73,381, respectively. Subsequent to the year-ended December 31, 2013, the loan was settled or paid off in-full during 2014, as part of the sale of the business (as discussed in Note 10).

IRS Payroll Liability Financed

In 2012, the Company entered into an installment agreement with the IRS for past due payroll liabilities, requiring monthly payments of $500.  Penalties and interest were also due.  Monthly payments have been made against the liability. As of December 31, 2013 and 2012, the balance on the IRS payroll liability totaled $486,725 and $477,687, respectively. Subsequent to the year-ended December 31, 2013, the balance was paid off in-full during 2014 through an offer in compromise, as part of the sale of the business (as discussed in Note 10).

Debt under all of these obligations at December 31, 2013 and 2012 is as follows:

	December 31, 2013	December 31, 2012

Notes payable remaining balance	$1,472,085	$1,773,648

Less: Current maturities	(136,868)	(83,222)

Notes payable, net of current maturities	$1,335,217	$1,690,426

Note 6 – Related Party Transactions

Related parties

Related parties with whom the Company had transactions are:

Related Parties	Relationship

Bryan Sarlitt	CEO and stockholder of the Company

Advances to Shareholder

From time to time, the Company advances funds to the shareholder. Those advances are unsecured, non-interest bearing and due on demand.

As of December 31, 2013 and 2012, the Company had advanced its shareholder $0 and $36,306, respectively.

Note Receivable – Related Party

Note receivable – related party consisted of the following:

	December 31, 2013	December 31, 2012

On May 6, 2013 the stockholder of the Company issued a promissory note to the Company to memorialize (i) the settlement of a former debt with a new principal amount of $79,555 and (ii) the terms of note. Pursuant to the terms, the note accrues simple interest per annum until the note is fully repaid. Interest will be adjusted annually to the minimum rate then required by applicable Federal tax regulations, compounded monthly. The note is due on December 31, 2016.	$79,755	$72,470

	$79,755	$72,470

Note 7 – Commitments and Contingencies

Operating Lease

The Company leases an office in San Luis Obispo, California under a long-term operating lease. The current lease term under the first amendment began on January 1, 2013 and expires on December 31, 2017. In accordance with the terms of the lease agreement, monthly rent is due in the amount of $4,897 per month, with annual CPI increases.

Future minimum lease payments inclusive of related tax required under the non-cancelable operating lease are as follows:

Fiscal year ending September 30:

2014	$58,764

2015	58,764

2016	58,764

2017	58,764

$235,056

Note 8 – Stockholder’s Deficit

Shares Authorized

The total number of shares of all classes of stock which the Company is authorized to issue is Ten Million (10,000,000) shares, all of which shall be Common Stock, with no par value per share.

Common Stock

As of December 31, 2013 and 2012, the Company has One Million (1,000,000) shares of the corporation’s common stock issued and outstanding to the sole shareholder.

Note 9 – Income Tax Provision

Deferred Tax Assets

At December 31, 2013, the Company had net operating loss (“NOL”) carry–forwards for Federal income tax purposes of $1,643,339 that may be offset against future taxable income through 2033.  No tax benefit has been reported with respect to these net operating loss carry-forwards because the Company believes that the realization of the Company’s net deferred tax assets of approximately $558,735 was not considered more likely than not and accordingly, the potential tax benefits of the net loss carry-forwards are offset by a full valuation allowance.

Deferred tax assets consist primarily of the tax effect of NOL carry-forwards.  The Company has provided a full valuation allowance on the deferred tax assets because of the uncertainty regarding its realization.  The valuation allowance decreased approximately $188,705 and $0 for the reporting period ended December 31, 2013 and 2012, respectively.

Components of deferred tax assets are as follows:

	December 31, 2013	December 31, 2012
Net deferred tax assets – non-current:

Expected income tax benefit from NOL carry-forwards	$558,735	$747,440

Less valuation allowance	(558,735)	(747,440)

Deferred tax assets, net of valuation allowance	$-	$-

Income Tax Provision in the Statement of Operations

A reconciliation of the federal statutory income tax rate and the effective income tax rate as a percentage of income before income tax provision is as follows:

	For the Year Ended December 31, 2013	For the Year Ended December 31, 2012

Federal statutory income tax rate	34.0%	34.0%

Change in valuation allowance on net operating loss carry-forwards	(34.0)	(34.0)

Effective income tax rate	0.0%	0.0%

Note 10 – Subsequent Events

The Company has evaluated all events that occur after the balance sheet date through the date when the financial statements were issued to determine if they must be reported. The Management of the Company determined that there were certain reportable subsequent event(s) to be disclosed as follows:

Completion of Acquisition or Disposition of Assets

In September 2014, the Company sold substantially all of its Web assets (related to the eCommerce and website design solutions) to SpendSmart Networks, Inc., a California corporation (“SpendSmart”), pursuant to the terms of an Asset Purchase Agreement (the “Asset Purchase Agreement”).  Pursuant to the Asset Purchase Agreement, the purchase price consisted of the issuance of SpendSmart common stock in an amount equal to $742,000 to the eight unsecured note holders of TechXpress, and cash payments of $460,400 to payoff seller liabilities, with any remaining cash payment going to Bryan Sarlitt.  In addition, Bryan Sarlitt, the principal of the Company will be retained by SpendSmart through a consulting agreement, with payment being dependent on meeting year-over-year revenue targets.

In September 2014, the Company sold substantially all of its IT assets (related to the full-service managed IT support business) to Snyder Computer Services, Inc.